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Exhibit 99.1

CERTIFICATION

        Each of the undersigned hereby certifies, for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of the Main Street Bank 401(k) Profit Sharing Plan ("Plan"), that, to his or her knowledge, the Annual Report for the Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.

Date: June 30, 2003	By:	/s/ JENNIFER W. EAVENSON Jennifer W. Eavenson Plan Trustee; SVP Human Recourses of Plan Sponsor
Date: June 30, 2003	By:	/s/ ROBERT D. MCDERMOTT Robert D. Mcdermott Plan Trustee; EVP/CFO of Plan Sponsor

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CERTIFICATION